UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2005.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902
(Address of principal executive offices) (Zip code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.              Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

 On January 31, 2005, Hardinge Inc. issued a press release announcing that the Company signed a new secured credit facility on January 28, 2005, which provides the Company with a $30 million dollar term loan and $40 million of revolving credit availability.  This facility replaces the Company’s previous term loan and revolving loan facility that was scheduled to terminate in October 2005.

The facility was arranged through the same bank group, with Manufacturers and Traders Trust Company as agent and lead arranger, JPMorgan Chase Bank, N.A. as syndication agent, KeyBank National Association as documentation agent, and NBT Bank, National Association as participant.  The term loan provides for quarterly principle payments through December 2010 and the revolving loan facility provides for borrowings through January, 2010.

A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

( c) Exhibits

1.01    Amended and Restated Revolving Credit and Term Loan Agreement among Hardinge Inc. and the Banks signatory thereto and Manufacturers And Traders Trust Company as Agent and Lead Arranger and JPMorgan Chase Bank, N.A. as Syndication Agent and KeyBank National Association as Documentation Agent dated as of October 24, 2002 and amended and restated as of January 28, 2005.

99.1  Press release issued by registrant on January 31, 2005.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

February 2, 2005	By:	/s/ Richard L. Simons
Date	Richard L. Simons
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)